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                            VISKASE COMPANIES, INC.

                                      and

                 WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                 as Trustee
                            -----------------------

                                  INDENTURE

                        Dated as of -----------, 2002

                            -----------------------

                                 $60,000,000

             8% Senior Subordinated Secured Notes Due 2008



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
                     CROSS-REFERENCE TABLE *

Trust Indenture                                           Reference
  Act Section                                              Section
---------------                                           ---------

310(a)(l)................................................. 6.10
   (a)(2)................................................. 6.10
   (a)(3)................................................. N.A.
   (a)(4)................................................. N.A.
   (a)(5)................................................. 6.10
   (b).................................................... 6.08, 6.10
311(a).................................................... 6.11
   (b).................................................... 6.11
   (c).................................................... N.A.
312(a).................................................... 2.05
   (b).................................................... 10.03
   (c).................................................... 10.03
313(a).................................................... 6.06
   (b)(1)................................................. N.A.
   (b)(2)................................................. 6.06
   (c).................................................... 6.06, 10.02
   (d).................................................... 6.06
314(a).................................................... N.A.
   (b).................................................... N.A.
   (c)(l)................................................. 10.04
   (c)(2)................................................. 10.04
   (c)(3)................................................. 10.04
   (d).................................................... N.A.
   (e).................................................... 10.05
   (f).................................................... N.A.
315(a).................................................... 6.01(b)
   (b).................................................... 6.05
   (c).................................................... 6.01(a)
   (d).................................................... 6.01(c)
   (e).................................................... 5.11
316(a)(last sentence)..................................... 2.09
   (a)(l)(A).............................................. 5.05
   (a)(l)(B).............................................. 5.04
   (a)(2)................................................. N.A.
   (b).................................................... 5.07
   (c).................................................... 8.07
317(a)(l)................................................. 5.08
   (a)(2)................................................. 5.09
   (b).................................................... 2.04
318(a).................................................... 10.01

               N.A.   means not applicable

----------------------
* This Cross-Reference Table shall not for any purposes be deemed a part of the Indenture.

                         TABLE OF CONTENTS
                                                                         Page

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE...................... 1
 SECTION 1.01.  Definitions................................................ 1
 SECTION 1.02.  Incorporation by Reference of Trust Indenture Act......... 10
 SECTION 1.03.  Rules of Construction..................................... 10

ARTICLE 2  THE SECURITIES................................................. 11
 SECTION 2.01.  Form and Dating........................................... 11
 SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.. 11
 SECTION 2.03.  Registrar and Paying Agent................................ 12
 SECTION 2.04.  Paying Agent to Hold Money in Trust....................... 12
 SECTION 2.05.  Holder Lists.............................................. 13
 SECTION 2.06.  Transfer and Exchange..................................... 13
 SECTION 2.07.  Replacement Securities.................................... 14
 SECTION 2.08.  Outstanding Securities.................................... 14
 SECTION 2.09.  Treasury Securities....................................... 15
 SECTION 2.10.  Temporary Securities...................................... 15
 SECTION 2.11.  Cancellation.............................................. 15
 SECTION 2.12.  Overdue Interest.......................................... 16
 SECTION 2.13.  CUSIP Number.............................................. 16

ARTICLE 3  COVENANTS...................................................... 16
 SECTION 3.01.  Payment of Securities..................................... 16
 SECTION 3.02.  Maintenance of Office or Agency........................... 16
 SECTION 3.03.  SEC Reports............................................... 17
 SECTION 3.04.  Continued Existence and Rights............................ 17
 SECTION 3.05.  Maintenance of Property; Insurance........................ 17
 SECTION 3.06.  Taxes and Claims.......................................... 18
 SECTION 3.07.  Compliance Certificate.................................... 18

ARTICLE 4  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE........... 19
 SECTION 4.01.  Company May Consolidate, Etc., Only on Certain Terms...... 19
 SECTION 4.02.  Successor Substituted..................................... 19

ARTICLE 5  DEFAULTS AND REMEDIES.......................................... 20
 SECTION 5.01.  Events of Default; Notice of Default...................... 20
 SECTION 5.02.  Acceleration.............................................. 21
 SECTION 5.03.  Other Remedies............................................ 22
 SECTION 5.04.  Waiver of Defaults........................................ 22
 SECTION 5.05.  Control by Majority....................................... 22
 SECTION 5.06.  Limitation on Suits....................................... 23
 SECTION 5.07.  Rights of Holders to Receive Payment...................... 23
 SECTION 5.08.  Collection Suit by Trustee................................ 23
 SECTION 5.09.  Trustee May File Proofs of Claim.......................... 24
 SECTION 5.10.  Priorities................................................ 24
 SECTION 5.11.  Undertaking for Costs..................................... 25

ARTICLE 6  TRUSTEE........................................................ 25
 SECTION 6.01.  Duties of Trustee......................................... 25
 SECTION 6.02.  Rights of Trustee......................................... 26
 SECTION 6.03.  Individual Rights of Trustee.............................. 27
 SECTION 6.04.  Trustee's Disclaimer...................................... 27
 SECTION 6.05.  Notice of Defaults........................................ 27
 SECTION 6.06.  Reports by Trustee to Holders............................. 27
 SECTION 6.07.  Compensation and Indemnity................................ 28
 SECTION 6.08.  Replacement of Trustee.................................... 28
 SECTION 6.09.  Successor Trustee by Merger, etc.......................... 29
 SECTION 6.10.  Eligibility; Disqualification............................. 30
 SECTION 6.11.  Preferential Collection of Claims Against Company......... 30

ARTICLE 7  DISCHARGE OF INDENTURE......................................... 30
 SECTION 7.01.  Termination of Company's Obligations...................... 30
 SECTION 7.02.  Application of Trust Money................................ 31
 SECTION 7.03.  Repayment to Company...................................... 31
 SECTION 7.04.  Reinstatement............................................. 32

ARTICLE 8  AMENDMENTS, SUPPLEMENTS AND WAIVERS............................ 32
 SECTION 8.01.  Without Consent of Holders................................ 32
 SECTION 8.02.  With Consent of Holders................................... 33
 SECTION 8.03.  Compliance with Trust Indenture Act....................... 34
 SECTION 8.04.  Effect of Supplemental Indentures......................... 34
 SECTION 8.05.  Notation on or Exchange of Securities..................... 34
 SECTION 8.06.  Trustee Protected......................................... 34
 SECTION 8.07.  Record Date............................................... 34

ARTICLE 9  REDEMPTIONS.................................................... 35
 SECTION 9.01.  Optional Redemption; Notice to Trustee.................... 35
 SECTION 9.02.  Selection of the Securities to be Redeemed................ 35
 SECTION 9.03.  Notice of Redemption...................................... 35
 SECTION 9.04.  Effect of Notice of Redemption............................ 36
 SECTION 9.05.  Deposit of Redemption Price............................... 36
 SECTION 9.06.  Securities Redeemed in Part............................... 37

ARTICLE 10  SUBORDINATION................................................. 37
 SECTION 10.01.  Agreement to Subordinate................................. 37
 SECTION 10.02.  Liquidation; Dissolution; Bankruptcy..................... 37
 SECTION 10.03.  Default on Senior Debt................................... 38
 SECTION 10.04.  Acceleration of Securities............................... 39
 SECTION 10.05.  When Distribution Must Be Paid Over...................... 39
 SECTION 10.06.  Notice by Company........................................ 39
 SECTION 10.07.  Subrogation.............................................. 39
 SECTION 10.08.  Relative Rights.......................................... 40
 SECTION 10.09.  Subordination May Not Be Impaired........................ 40
 SECTION 10.10.  Distribution or Notice to Representative................. 40
 SECTION 10.11.  Rights of Trustee and Paying Agent....................... 40
 SECTION 10.12.  Authorization to Effect Subordination.................... 41
 SECTION 10.13.  Amendments............................................... 41

ARTICLE 11  COLLATERAL AND SECURITY....................................... 41
 SECTION 11.01.  Security Agreement....................................... 41
 SECTION 11.02.  Recording and Opinions................................... 42
 SECTION 11.03.  Release of Collateral.................................... 42
 SECTION 11.04.  Certificates of the Company.............................. 44
 SECTION 11.05.  [intentioanlly omitted.]................................. 44
 SECTION 11.06.  Authorization of Actions to Be Taken by the Trustee Under
                  the Collateral Agreements............................... 45
 SECTION 11.07.  Authorization of Receipt of Funds by the Trustee Under the
                  Collateral Agreements................................... 45
 SECTION 11.08.  Termination of Security Interest......................... 45
 SECTION 11.09.  Subordination Agreement.................................. 45

ARTICLE 12  MISCELLANEOUS................................................. 45
 SECTION 12.01.  Trust Indenture Act Controls............................. 45
 SECTION 12.02.  Notices.................................................. 46
 SECTION 12.03.  Communication by Holders with Other Holders.............. 46
 SECTION 12.04.  Certificate and Opinion as to Conditions Precedent....... 47
 SECTION 12.05.  Statements Required in Certificate or Opinion............ 47
 SECTION 12.06.  Rules by Trustee and Agents.............................. 47
 SECTION 12.07.  Legal Holidays........................................... 47
 SECTION 12.08.  No Recourse Against Others............................... 48
 SECTION 12.09.  Benefits of Indenture.................................... 48
 SECTION 12.10.  Duplicate Originals...................................... 48
 SECTION 12.11.  Governing Law............................................ 48
 SECTION 12.12.  No Adverse Interpretation of Other Agreements............ 48
 SECTION 12.13.  Successors............................................... 48
 SECTION 12.14.  Severability............................................. 48
 SECTION 12.15.  Table of Contents, Headings, etc......................... 49

 Exhibit A - Form of Security............................................ A-1
 Exhibit B - Security Agreement.......................................... B-1

     INDENTURE dated as of ---- ---, 2002 between VISKASE COMPANIES, INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national (banking) association organized under the laws of the United States (the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation and issuance of its 8% Senior Subordinated Secured Notes Due 2008 (the "Securities") of substantially the tenor and amount set forth in Exhibit A attached hereto and made a part hereof, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, all in accordance with their respective terms, have been done.

     NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Securities:

                                      ARTICLE 1

                           DEFINITIONS AND INCORPORATION
                                    BY REFERENCE

SECTION 1.01.  DEFINITIONS.

     As used herein, the following terms shall have the following meanings.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such specified Person.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Applicable Working Capital Allowance" means the lesser of (i) the Working Capital Allowance and (ii) the Preliminary Consolidated Cash Flow.

     "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition or series of sales or other dispositions (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) by such Person or any of its Subsidiaries to any Person, other than (w) the creation of any Lien not prohibited by the terms hereof or the Security Agreement, (x) one of such Person's direct or indirect Wholly Owned Subsidiaries, (y) any other Person with respect to which such Person is a direct or indirect Wholly Owned Subsidiary and (z) any direct or indirect Wholly Owned Subsidiary of any such other Person specified in clause (y), of
(i) all or any Capital Stock in any of its Subsidiaries, (ii) all or substantially all of the Property of a Subsidiary of such Person, (iii) all or substantially all of the Property of any division or comparable business segment of such Person or any of its Subsidiaries, or (iv) other assets of such Person or any of its Subsidiaries outside of the ordinary course of business.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state laws for the relief of debtors.

     "Board of Directors" of any corporation means the board of directors of such corporation or any duly authorized committee of the board of directors of such corporation.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Lease Obligation" means, at any time, the amount of the liability with respect to a lease that would be required at such time to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Collateral" has the meaning given such term in the Security Agreement.

     "Company" means Viskase Companies, Inc. unless and until a successor of Viskase Companies, Inc. replaces it pursuant to this Indenture, and thereafter means such successor.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Operating Income of such Person and its Consolidated Subsidiaries for such period, decreased by (i) capital expenditures (including investments in Capital Leases and capitalized interest), (ii) payments under any Lease Back Agreement or Capital Lease Obligations without duplication of amounts paid under the Lease Back Agreements, (iii) principal paid on any Senior Debt and on the Securities; (iv) interest expense (not including interest capitalized on the Securities, but including cash interest paid on the Securities), (v) cash income taxes paid; (vi) any amounts deducted as Applicable Working Capital Allowance during the period for which Consolidated Cash Flow is being determined; and (vii) if Consolidated Cash Flow is positive after taking into the deductions contemplated in clauses (i) through (vi) above (the "Preliminary Consolidated Cash Flow"), the Applicable Working Capital Allowance, if any.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Consolidated Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary or nonrecurring (other than the tax benefit of the utilization of net operating loss carry forwards), (ii) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock therein actually paid during such period to such Person or any of its Subsidiaries by such Joint Venture out of funds legally available therefore, (iii) except to the extent includable pursuant to clause (ii), the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its Consolidated Subsidiaries or such other Person's Property (or a portion thereof) is acquired by such Person or any of its Consolidated Subsidiaries, and (iv) non-cash items decreasing or increasing Consolidated Net Income arising out of currency translation effects.

     "Consolidated Operating Income" means, without duplication, with respect to any Person for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period, (A) increased by the sum of
(i) the interest expense of such Person for such period, other than interest capitalized by such Person and its Consolidated Subsidiaries during such period, (ii) income tax expense of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to Asset Sales), (iii) depreciation expense of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period and (iv) amortization expense of such Person and its Subsidiaries, on a consolidated basis, for such period and (B) decreased by any revenues accrued but not received by such Person or any of its Subsidiaries from any other Person (other than such Person or any of its Consolidated Subsidiaries) in respect of any accounts receivable or Investment for such period, all as determined in accordance with GAAP.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

     "Control" means (except as otherwise specifically provided herein) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     "Corporate Trust Office" means the Corporate Trust Office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is the address of the Trustee specified in Section 12.02.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official appointed under any Bankruptcy Law.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities except (A) the rights of the Holders of Securities to receive, from the trust fund described in Section 7.01 (b)(i), payment of the Principal of and the interest on such Securities when such payments are due, (B) the Company's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.07 and 6.08 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     "Event of Default" has the meaning given such term in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Securities" has the meaning given such term in Section 2.02.

     "Fractional Principal Amounts" has the meaning given such term in
Section 2.02.

     "GAAP" means, at any date, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable to the circumstances as of the date of determination.

     "Guarantee" by any Person means any direct or indirect obligation, contingent or otherwise, of such Person, other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (i) guaranteeing any obligation of any other Person, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) any obligation of another Person (whether arising by virtue of participation agreements, by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (iii) entered into to assure, or with the practical effect of assuring, in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof, either in whole or in part, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Holder" means any Person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as originally executed and as it may from time to time be amended or supplemented by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof.

     "Investment" means, as to any investing Person, any direct or indirect advance, loan (other than extensions of trade credit on commercially reasonable terms in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or any of its Subsidiaries in accordance with GAAP) or other extension of credit, Guarantee or capital contribution to, or any acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person.

     "Joint Venture" of a Person means any Person in which the investing Person has a joint or shared equity interest but which is not a Subsidiary of such investing Person.

     "Lease Agreement" means the Lease Agreement dated as of December 18, 1990 between The Connecticut National Bank, as Owner Trustee, General Electric Capital Corporation ("GECC"), as Lessor and Viskase Corporation, as Lessee, as amended through the date hereof and from time to time.

     "Lease Back Agreements" means, together, (i) the Lease Agreement, (ii) the Participation Agreement dated as of December 8, 1990 among Viskase Corporation, as Lessee, Envirodyne Industries, Inc., as Guarantor, GECC, as Owner Participant and The Connecticut National Bank, as Owner Trustee, as amended through the date hereof and from time to time, and (iii) the Security Agreement dated as of July 28, 2000 among Viskase Holding Corporation, Viskase Corporation, Viskase Sales Corporation, State Street Bank and Trust Company and GECC, as amended through the date hereof and from time to time.

     "Legal Holiday" has the meaning given such term in Section 12.07.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement (including, without limitation, any Capital Lease Obligations in the nature thereof) or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

     "Net Available Proceeds" from any Asset Sale by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assts or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or participants in Joint Ventures of such Person as a result of such Asset Sale.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer.
Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 3.03 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)    the Expiration Date and the Purchase Date;

          (3) the Purchase Amount (as such term is defined in Section 11.03(c) hereof);

          (4) the purchase price to be paid by the Company for each $1,000 aggregate Principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder;

          (6) the instructions that Holders must follow in order to tender their Securities;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

         (10) that each Holder will be entitled to withdraw all or any portion of the Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered (if tendered by physical delivery) and a statement that such Holder is withdrawing all or a portion of such tender;

         (11) that (a) if Securities with an aggregate Principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities with an aggregate Principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate Principal amount equal to the Purchase Amount on a pro rata basis; and

         (12) that in the case of any Holder whose Security is purchased only in part the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate Principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

     "Officer" of any corporation means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such corporation.

     "Officers' Certificate" of any corporation means a certificate delivered to the Trustee that complies with Section 12.05 and that is signed by two Officers of such corporation.

     "Opinion of Counsel" means a written opinion that complies with Section
12.05 from legal counsel who is reasonably acceptable to the Trustee. Such legal counsel may be an employee of or counsel to the Company or the Trustee. Legal counsel who is an employee of the Company or its Affiliates shall be deemed to be reasonably acceptable to the Trustee.

     "Paying Agent" has the meaning given such term in Section 2.03.

     "Payment Blockage Notice" has the meaning given such term in Section 10.03(a)(ii).

     "Permitted Junior Securities" means equity interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) on terms substantially as favorable to the Senior Debt as the Securities are subordinated to Senior Debt pursuant to the Indenture.

     "Person" means any individual, partnership, corporation, limited liability company, venture, joint venture, unincorporated organization, joint-stock company, trust or any government or agency or political subdivision thereof or other entity of any kind.

     "PIK Notes" has the meaning given such term in Section 1 of the form of Security attached hereto as Exhibit A.

     "Preliminary Consolidated Cash Flow" has the meaning given such term in the definition of "Consolidated Cash Flow."

     "Principal" of a Security means the principal amount of the Security.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Purchase Amount" has the meaning given such term in Section 11.03(c).

     "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and such Security.

     "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture and such Security.

     "Registrar" has the meaning given such term in Section 2.03.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold by such Person or a Subsidiary of such Person and thereafter leased back from the purchaser thereof by such Person or one of the Subsidiaries of such Person.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or any similar agency then having jurisdiction to enforce the Securities Act.

     "Securities" has the meaning set forth in the first recital paragraph of this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "Security Agreement" means the Security Agreement, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, the form of which is attached hereto as Exhibit B.

     "Senior Debt" means any secured indebtedness (including all obligations with respect thereto) of the Company, not to exceed a principal amount of $25 million, outstanding from time to time after the date hereof, which (i) is utilized exclusively to provide working capital to the Company and (ii) does not expressly provide that it is on a parity with or subordinated in right of payment to the Securities and all Obligations with respect thereto.

     "Significant Subsidiary" means a "significant subsidiary" within the meaning of Rule 405 of the Securities Act.

     "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the Principal of such Security or such installment of Interest is due and payable, without regard to any events which might cause the acceleration of such date.

     "Subordination Agreement" means the Subordination Agreement to be dated the date hereof by and among State Street Bank and Trust Company, GECC, and the Trustee.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Securities is at the time directly or indirectly owned or Controlled by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with respect to voting in the election of directors or trustees thereof (or such other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     "Surviving Entity" means the entity formed by or surviving any consolidation or merger involving the Company or to which a transfer, sale, assignment, conveyance or lease of all or substantially all of the Company's Property is made.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of execution of this Indenture, except as provided in Section 8.03.

     "Trust Officer", when used with respect to the Trustee, means any officer assigned to and working in the Corporate Trust and Agency Group of the Trustee (or any successor group) of the Trustee, including, without limitation, any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

     "Trustee" means the Person named as such in this Indenture until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

     "U.S. Government Obligations" means (i) any direct obligation of, or obligation guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which is not callable at the issuer's option, and (ii) any depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or Principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or Principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Securities" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, under ordinary circumstances and in the absence of contingencies, to vote for members of the Board of Directors of such Person (or Persons performing functions equivalent to those of such members)

     "Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person 100% of the total Voting Securities of which, other than directors' qualifying shares, is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital Allowance" means $2 million less the aggregate Applicable Working Capital Allowance taken into account for the calculation of Consolidated Cash Flow for all previous periods for which Consolidated Cash Flow is calculated for purposes of this Indenture.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     (a) Whenever this Indenture refers to a provisions of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the indenture securities means the Company or the surviving corporation, as the case may be, or any other obligor on the Securities.

     (b) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (l) a term defined in this Article 1 has the meaning in this Indenture assigned to it in this Article 1;

     (2) except as otherwise set forth in this Indenture, an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

     (3)    "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5)    provisions apply to successive events and transactions;

     (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (7) reference herein to any Article or Section refers to such Article or Section hereof.

                                        ARTICLE 2

                                     THE SECURITIES

SECTION 2.01.  FORM AND DATING.

     The Securities shall be generally designated the Company's 8% Senior Subordinated Secured Notes Due 2008. Their stated maturity shall be December 1, 2008 and they shall bear interest accruing from December 1, 2001 at the rate of 8% per annum payable at the times and in accordance with terms contained in the Securities, until the Principal thereof is paid or duly provided for. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, attached hereto, which is hereby expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or agreements to which the Company is a party and such appropriate insertions, omissions, substitutions and other variations as are permitted by this Indenture. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT.

     The Securities shall be signed for the Company by the Company's President or a Vice President and shall be attested by the Company's Secretary or an Assistant Secretary, in each case by manual or facsimile signature. The Company's seal may be reproduced or imprinted on the Securities by facsimile or otherwise.

     If a Person whose signature is on a Security no longer holds his office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until executed and issued by the Company and authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue up to an aggregate Principal amount of $60,000,000 upon a written order of the Company signed by two Officers. The aggregate Principal amount of Securities outstanding at any time may not exceed the amount of $60,000,000 except (i) for PIK Notes and (ii) as provided in Section 2.07. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, except that (i) PIK Notes and (ii) Securities issued in exchange for any of the Company's 101/4% Senior Notes due 2001 ("Exchange Securities") may be issued in denominations less than $1,000 (such principal amount, if less than $1,000, or, if such principal amount is greater than $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount, being referred to as a "Fractional Principal Amount"), which PIK Notes and Fractional Principal Amount of Exchange Securities shall be issued in any whole dollar amount, rounded to the nearest dollar.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so, except with regard to the original issuance of the Securities. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. At all reasonable times, the Securities register shall be open to inspection by the Trustee. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company, any Subsidiary of the Company or any of their respective Affiliates may act as Paying Agent, Registrar or co-Registrar.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Agent. The Company may change or add any Paying Agent, Registrar or co-Registrar without notice to any Holder, but only upon notice given to the Trustee of such change or addition and of the address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar and Paying
Agent.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

     (a) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) until such sums shall be paid to Holders or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any other obligor on the Securities) in making any such payment; and

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and account for any funds disbursed. If the Company, any Subsidiary of the Company or any of their respective Affiliates acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

SECTION 2.05.  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company and each other obligor on the Securities shall furnish to the Trustee not less than ten Business Days before each interest payment date and at such other times as the Trustee may request in writing all information in the possession or control of the Company or any Paying Agent as to the names and addresses of Holders, in such form and as of such date as the Trustee may reasonably require. The Trustee and the Registrar may rely on the accuracy of such list as the same may be amended from time to time.

SECTION 2.06.  TRANSFER AND EXCHANGE.

     Securities may be transferred or exchanged only on the Securities register maintained pursuant to Section 2.03. Prior to due presentment of a Security for registration of transfer, the Holder of any Securities, as shown on such Securities register, shall be deemed the absolute owner thereof for all purposes, and none of the Company, the Trustee, or any agent of the Company or the Trustee shall be affected by any notice to the contrary, and payment of or on account of the Principal or interest with respect to such Securities shall be made only to or in accordance with the written order of such Holder or of his attorney duly authorized in writing. All such payments shall satisfy and discharge the liabilities upon such Securities to the extent of the amounts so paid.

     When Securities are presented to the Registrar or a co-Registrar with a request to register a transfer or make an exchange for an equal Principal amount of Securities of other denominations, the Registrar or co-Registrar shall register the transfer or make the exchange if its requirements therefor are met; provided, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge to the Holder shall be made for any registration of transfer or exchange, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges pursuant to Sections 2.10, 8.05 or 9.06 hereof).

     All Securities issued upon any registration or transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     The Company shall not be required to and, without the prior written consent of the Company, the Registrar shall not be required to, register the transfer or exchange of (i) any Securities selected for redemption under
Section 9.02 hereof and (ii) any Securities during a period commencing 15 days prior to the date of any selection of Securities for redemption under
Section 9.02 and ending at the close of business on such date of selection.

SECTION 2.07.  REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Company and the Trustee receive evidence to their satisfaction that a Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company's and the Trustee's requirements are met and in the absence of notice to the Company or the Trustee that the Security has been acquired by a protected purchaser. If required by the Trustee or the Company, such Holder shall provide an indemnity bond sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Holder who obtains a replacement Security pursuant to this Section 2.07 for the Company's and the Trustee's expenses in replacing such Security.

     Every replacement Security issued pursuant to the provisions of this
Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08.  OUTSTANDING SECURITIES.

     The Securities outstanding at any time are all the Securities executed on behalf of the Company and authenticated by the Trustee except for those cancelled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If Securities are considered paid under Section 3.01, they cease to be outstanding and interest on them ceases to accrue.

     Except as and to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company, any of its Subsidiaries or any of their respective Affiliates holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

     Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), (i) in determining whether the Holders of the required Principal amount of Securities have concurred in any request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, Securities owned of record or beneficially by the Company or any Subsidiary of the Company or any other obligor on the Securities shall be considered as though they are not outstanding (but the Securities owned of record or beneficially by any other Affiliates shall be deemed outstanding for all purposes under this Indenture) and (ii) in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, only Securities owned by the Company, its Subsidiaries or any other obligor on the Securities which the Trustee knows are so owned shall be considered as though they are not outstanding. The Trustee may require an Officers' Certificate listing the Securities owned by the Company and, to the Company's knowledge, its Affiliates.

SECTION 2.10.  TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may execute and issue, and the Trustee shall authenticate upon written order of the Company signed by two Officers, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and issue, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and the Trustee shall destroy cancelled Securities in accordance with its customary procedures and deliver a certificate of such destruction to the Company. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  OVERDUE INTEREST.

     If the Company fails to make a payment of interest (whether payable in cash or by the issuance of PIK Notes) on the Securities when due by the terms thereof, it shall pay interest on such overdue installments of interest thereafter in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 3.01. The Company shall fix such special record date and special payment date after consultation with and notice to the Trustee. At least 15 days before the special record date, the Company shall give Holders notice that states the special record date, related payment date and amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

     The Company in issuing the Securities may use a "CUSIP" number and, if so, the Company shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                     ARTICLE 3

                                     COVENANTS

SECTION 3.01.  PAYMENT OF SECURITIES.

     The Company shall punctually pay, or cause to be paid, the Principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of Principal (including any redemption of Securities pursuant to Section 9.01 hereof and paragraph 6 of the Securities) or interest shall be considered paid on the date due if either
(i) the Trustee or Paying Agent holds on that date money in accordance with this Indenture designated in trust for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or (ii) the Company issues PIK Notes in accordance with paragraph 1 of the Securities.

     The Company shall pay interest on overdue Principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall give prompt notice to the Trustee of the location, and any change in the location, of the office or agency of the Registrar or Paying Agent. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes. The Company shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as the office of the Company to be maintained in accordance with
Section 2.03.

SECTION 3.03.  SEC REPORTS.

     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company and any other obligor on the Securities also shall comply with the other provisions of TIA Section 314 (a).

SECTION 3.04.  CONTINUED EXISTENCE AND RIGHTS.

     Subject to Article 4, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with their respective organizational documents and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, that neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise or its corporate existence if the Company determines that the loss thereof is not and will not be adverse in any material respect to the Holders.

SECTION 3.05.  MAINTENANCE OF PROPERTY; INSURANCE.

     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its Property in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 3.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Property if, in the judgment of the Company or the Subsidiary, as the case may be, such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the Holders; provided, further, that nothing in this Section 3.05 shall prevent the Company or any of its Subsidiaries from discontinuing or disposing of any of its Property to the extent otherwise permitted by this Indenture.

     (b) The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Property and in such amounts as is usually and customarily insured by companies engaged in similar businesses with respect to Property of a similar character.

SECTION 3.06.  TAXES AND CLAIMS.

     The Company shall, and shall cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all federal, state, local and foreign taxes, assessments, fees and other governmental charges or levies against it or on any of their respective Property, as well as claims of any kind which, if unpaid, might become a material Lien upon any of their respective Property and shall pay (before they become delinquent) all other obligations and liabilities; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay or discharge any such tax, assessment, fee, charge, levy or Lien so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

SECTION 3.07.  COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee, within 105 days after the end of each of the Company's fiscal years, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Persons with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Person signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest on the Securities are prohibited.

     No later than 15 days preceding each of the Interest Payment Dates of March 31, 2006, June 15, 2006, September 15, 2006, December 15, 2006 and
March 31, 2007, the Company shall deliver to the Trustee (i) an Officer's Certificate stating (x) the Consolidated Cash Flow for the 12 months ended such Interest Payment Date, (y) whether the interest payable as of such Interest Payment Date will be paid in cash or by issuance of PIK Notes in accordance with Section 1 of the Securities, and, (z) in the event the Company will be issuing PIK Notes, the aggregate Principal amount of such PIK Notes and the amount of cash to be paid with respect to interest payable as of such Interest Payment Date.

     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any default or event of default under the Lease Agreement referred to in clause (4) of Section 5.01(a), an Officers' Certificate specifying such Default, Event of Default, default or event of default. The fiscal year of the Company ends on December 31 in each year and the Company shall give notice to the Trustee promptly upon any change in such fiscal year.

                                    ARTICLE 4

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 4.01.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not (a) consolidate with or merge with or into any other Person or permit any other Person to consolidate with or merge with or into the Company or (b) directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its Property, in a single transaction or in a series of related transactions, unless, in any such case:

     (1) (A) the Company is the continuing corporation in the case of a merger or (B) the Surviving Entity is a corporation, a limited liability company or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Securities;

     (2) no Event of Default or Default shall have occurred and be continuing immediately after giving effect to such transaction; and

     (3) the Trustee shall have received an Officers' Certificate and/or an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the merger, consolidation, sale or other transaction complies with each provision of this Section 4.01.

Notwithstanding the foregoing paragraph, this Section 4.01 shall not prohibit a transaction the sole purpose of which (as determined in good faith by the Board of Directors of the Company) is to change the state of incorporation of the Company.

SECTION 4.02.  SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the Property of the Company substantially as an entirety in accordance with
Section 4.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 5

                           DEFAULTS AND REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT; NOTICE OF DEFAULT.

     (a)    An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Company defaults in the payment of the Principal of any Security when the same becomes due and payable at maturity, upon redemption, upon acceleration or otherwise;

            (3) the Company fails to observe or perform any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Indenture or the Securities (other than a default in the performance, or breach, of a covenant, warranty or agreement which is specifically dealt with elsewhere in this Section), and the Default continues for the period and after the notice specified in paragraph (b) below;

            (4) there shall be an Event of Default (as defined in the Lease Agreement) under the Lease Agreement, as a result of which the Lessor (as defined in the Lease Agreement), by notice to the Lessee (as defined in the Lease Agreement) rescinds or terminates the Lease Agreement pursuant to Section 18.01(a) of the Lease Agreement;

            (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding for any other relief;

                  (ii) consents by answer or otherwise to the commencement against it of an involuntary case or proceeding;

                  (iii) seeks or consents to the appointment of a Custodian of it or for all or substantially all of its Property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) admits in writing that it generally is unable to pay its debts as the same become due.

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective Property; or

                  (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

     and the order or decree remains unstayed and in effect for 60 days;

            (7) one or more judgments or orders are rendered against the Company or one or more of its Subsidiaries in an amount in excess of $10,000,000 and has not been discharged and there is any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (8) the Company breaches any material representations, warranty or agreement set forth in the Security Agreement or the Security Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, and the Default continues for the period and after the notice specified in paragraph (b) below.

     (b) A continuing Default under clause (a)(3) or (a)(8) above is not an Event of Default unless and until the Trustee gives notice to the Company, or the Holders of at least 25% in aggregate Principal amount of the then outstanding Securities give notice to the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of such notice. Any notice of Default must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default" under the terms of this Indenture. Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate Principal amount of the then outstanding Securities. When a Default under clause (a)(3) or (a)(8) above is cured within such 30-day period, it ceases to exist.

SECTION 5.02.  ACCELERATION.

     If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (a)(5) and (a)(6) of Section 5.01) occurs and is continuing, (i) the Trustee may, by written notice given to the Company, or (ii) the Holders of at least 25% in aggregate Principal amount of the then outstanding Securities may, by written notice given to the Company and the Trustee, or (iii) the Trustee shall, upon the written request of Holders of at least 25% in aggregate Principal amount of the then outstanding Securities and by written notice given by the Trustee as described in clause
(i) above, declare all unpaid Principal of and all accrued and unpaid interest on all the Securities then outstanding to be due and payable. Upon such declaration of acceleration, such Principal and accrued interest shall be due and payable immediately in cash without any presentment, demand, protest or notice to the Company, all of which the Company expressly waives.

     If an Event of Default specified in clauses (a)(5) or (a)(6) of Section
5.01 occurs with respect to the Company, all unpaid Principal and accrued and unpaid interest on the Securities then outstanding shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder.

     Before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate Principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of Principal or interest on the Securities that has become due solely because of the acceleration, and (iii) overdue interest and, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue Principal, which has become due otherwise than by such declaration of acceleration, has been paid.

SECTION 5.03.  OTHER REMEDIES.

     Notwithstanding any other provision in this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by an action at law, suit in equity or other appropriate proceeding to collect the payment of Principal of and/or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, including taking any actions permitted under the Security Agreement.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default or a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default or Default. All available remedies are cumulative to the extent permitted by law.

SECTION 5.04.  WAIVER OF DEFAULTS.

     Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), and subject to Sections 5.07 and 8.02, holders of not less than a majority in aggregate Principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities then outstanding, waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of Principal or interest on any Security. When a Default or Event of Default is so waived, it is deemed cured and it ceases to exist, but no such waiver shall extend to any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 5.05.  CONTROL BY MAJORITY.

     Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), holders of a majority in aggregate Principal amount of the then outstanding Securities, by notice given to the Trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or would subject the Trustee to personal liability, unless it has obtained appropriate indemnity. The Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction.

SECTION 5.06.  LIMITATION ON SUITS.

     Except as provided in Section 5.07, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in aggregate Principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after the receipt of such request and offer of indemnity; and

            (5) prior to or during such 60-day period, the Holders of a majority in aggregate Principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     The right of any Holder to receive payment of Principal of and interest on any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in clause (a)(1) or (a)(2) of Section
5.01 occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders, the whole amount then due and payable on the Securities for Principal and interest, and interest on any overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and in addition thereto, such further amount as shall be sufficient to cover the reasonable out-of-pocket costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, in accordance with the preceding paragraph, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Principal and accrued interest remaining unpaid on the Securities, together with, to the extent that payment of such interest is lawful, interest on overdue Principal and interest on overdue installments of interest, in each case at the rate per annum borne by the Securities, and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), the Securities or the Property of the Company, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by acceleration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company or any other obligor on the Securities for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities, to file such other papers or documents and to participate as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding.

     The Trustee is entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments, directly to the Holders and to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except that the Trustee shall be permitted to participate as a member of any committee of creditors (as set forth in the first paragraph of this Section 5.09).

SECTION 5.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

            (1)   First, to the Trustee for amounts due under Section 6.07;

            (2)   Second, to holders of Senior Debt to the extent required by
     Article 10;

            (3) Third, to Holders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

            (4)   Fourth, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

                                 ARTICLE 6

                                  TRUSTEE

SECTION 6.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)    Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

     (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph shall not limit the effect of paragraph (b) of this Section nor of TIA Section 315(a);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk any of its own funds or incur any liability other than as expressly assumed by the Trustee hereunder unless it receives indemnity satisfactory to it against loss, liability, cost or expense.

     (h) Except as otherwise set forth in Article 7, the Trustee or a Paying Agent shall, after deduction of amounts due to it, promptly pay any money received by it to the Holders of the Securities pursuant to the terms of this Indenture.

SECTION 6.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Securities maintained by the Registrar pursuant to Section 2.03 and shall not be affected by notice to the contrary.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel and may make such other investigation as it deems appropriate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (c) The Trustee may act through Trust Officers and other agents or attorneys and shall not be responsible for the misconduct or negligence of any Trust Officer or other agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 6.10 and 6.11.

SECTION 6.04.  TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the legality, validity or adequacy of this Indenture or the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Securities other than its authentication or for any statement of the Company in this Indenture.

SECTION 6.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give each Holder notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold notice if and for so long as its Board of Directors, executive committee or a trust committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The notices provided for in this Section 6.05 shall be given in the manner and to the extent provided in TIA Section 313(c).

SECTION 6.06.  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each --------- following the date of this Indenture, the Trustee shall mail to Holders and the Company a brief report dated as of such date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the previous 12 months then no report need be transmitted. The Trustee shall also comply with TIA Section 313(b)(2) and transmit all reports required by TIA Section 313(c).

     A copy of each such report shall be filed, at the time of its mailing to Holders, with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange or any delisting thereof.

SECTION 6.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in the performance of its rights and obligations hereunder. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee's agents, accountants, experts and counsel. Such expenses shall also include any taxes or other reasonable costs incurred by any trust created under Section 7.01.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it in connection with the administration of this trust (including any duties pursuant to Section
7.01 hereof) and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith or as a result of settlement without the Company's consent.

     To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Securities on all money or Property held or collected by the Trustee, except money or Property held in trust to pay Principal of or interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

     The Company's obligations under this Section 6.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article 7 and/or the termination of this Indenture.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(a)(5) or (6), such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.08. The Trustee may resign at any time. The Holders of a majority in aggregate Principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. If:

            (1) the Trustee fails or ceases to comply with Section 6.10 after written request by the Company or any Holder who has been a bona fide holder of a Security for at least six months;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a Custodian or public officer takes charge of the Trustee or its Property; or

            (4)   the Trustee becomes incapable of acting,

then, in any such case, (i) the Company, by resolution of the Board of Directors, may remove the Trustee, or (ii) subject to TIA Section 315(e), a Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate Principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     The Company shall give notice to the Holders of each removal or resignation of a Trustee and appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the Lien provided in Section 6.07, the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to each Holder.

     Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee in connection with its rights and duties hereunder prior to such replacement.

     No successor Trustee shall accept its appointment unless it shall be qualified and eligible under this Article 6.

SECTION 6.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation complies with Section 6.10.

SECTION 6.10.  ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

SECTION 6.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Indenture and Trustee are subject to, and the Trustee shall at all times comply with, TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or has been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 7

                          DISCHARGE OF INDENTURE

SECTION 7.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

     (a) The Company may terminate, and shall be Discharged from, all its obligations under the Securities and this Indenture (except those obligations of the Company referred to in Sections 6.07, 7.03 and 7.04, which shall survive) when all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
Section 7.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Securities.

     (b) In addition, at the Company's option, either (i) the Company shall be deemed to have been Discharged from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 3.03, 3.04, 3.05, 3.06, 3.07, Article 4 and Section 11.03, and, in
the case of either clause (i) or (ii) above, the Lien on any Collateral securing obligations under the Securities shall be released and the Security Agreement shall no longer secure obligations under the Securities or this Indenture, at any time after the applicable conditions set forth below have been satisfied:

            (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (A) United States Dollars in an amount, or (B) U.S. Government Obligations which through the payment of interest (without consideration of any reinvestment of such interest) and Principal in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient to pay and discharge through maturity or redemption, as the case may be, each installment of Principal of, and interest on, the outstanding Securities on the dates such installments of interest or Principal are due;

            (2) no Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit (or, insofar as Section 5.01(a)(5) and Section 5.01(a)(6) of this Indenture are concerned, at any time during the period ending on the 91st day after the date of deposit, it being understood that this condition shall not be deemed satisfied until the expiration of such period) will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (3) in the event of a Discharge pursuant to this Article 7, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Laws;

            (4) the Company shall have paid or duly provided for the payment of all amounts which are then, or which in the reasonable judgment of the Trustee may become, due to the Trustee pursuant to
     Section 6.07 hereof; and

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     (c) After any such irrevocable deposit and after satisfaction of all the conditions of this Section 7.01, the Trustee, upon the Company's request, shall acknowledge in writing that the Company has been Discharged or is no longer subject to the terms, provisions or conditions of the Sections of this Indenture specified in clause (b)(ii) above, as the case may be. The Trustee shall not be responsible for any calculations made by the Company in connection with the deposit of funds pursuant to clause (b)(1) of this
Section 7.01.

SECTION 7.02.  APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust all money and U.S. Government Obligations deposited with it pursuant to Section 7.01, and shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent (who shall hold the same in trust) and in accordance with this Indenture to the payment of Principal of and interest on the Securities. Cash and securities so held will not be subject to Article 10 hereof.

SECTION 7.03.  REPAYMENT TO COMPANY.

     Subject to applicable laws relating to the escheat of deposits, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or U.S. Government Obligations held by them at any time.

     Subject to applicable laws relating to the escheat of deposits, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest on Securities that remains unclaimed for two years after the date upon which such payment shall have come due; provided, however, that the Trustee or such Paying Agent shall, upon the written request and at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 7.04.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 7.01 and 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                       ARTICLE 8

                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  WITHOUT CONSENT OF HOLDERS.

     The Company (when duly authorized by a resolution of its Board of Directors), and the Trustee may amend or supplement this Indenture, the Security Agreement or the Securities for the benefit of the Holders without notice to or consent of any Holder:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2)   to comply with Article 4;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any change that does not materially adversely affect the legal rights hereunder of any Holder;

            (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 12.01 or otherwise; or

            (6)   to evidence the acceptance of appointment by a successor
     Trustee.

     After an amendment under this Section becomes effective, the Company shall give Holders a notice briefly describing the amendment.

SECTION 8.02.  WITH CONSENT OF HOLDERS.

     Subject to Section 5.07, upon the request of the Company (by a resolution of its Board of Directors authorizing the execution thereof) together with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities (by written consent(s) of said Holders delivered to the Trustee), the Trustee shall amend this Indenture, the Security Agreement or the Securities. Subject to Sections
5.04 and 5.07, the Holders of a majority in aggregate Principal amount of the Securities then outstanding by notice to the Trustee may waive future compliance in a particular instance by the Company with any provision of this Indenture, the Security Agreement or the Securities.

     Notwithstanding the provisions of this Section 8.02, without the written consent of each Holder affected thereby (or in the case of clause (7) below, the Holders of 66 2/3% in aggregate Principal amount of the Securities then outstanding), an amendment or waiver, including a waiver pursuant to Section 5.04, may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver of any provision of this Indenture;

            (2) reduce the rate of or change the time for payment (including waivers of Defaults in the payment of interest) or the manner of payment of interest on any Security;

            (3) reduce the Principal of or change the fixed maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;

            (4) make any Security payable in money other than that stated in the Security;

            (5) make any change in Sections 5.04 or 5.07 or in this paragraph of Section 8.02 (other than clause (7) hereof);

            (6) waive a Default in the payment of the Principal of or redemption payment under any Security; or

            (7)   amend or waive the provisions of clause (g)(i) of Section
     11.03.

     To secure a consent of the Holders under this Section hereof, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section 8.02 becomes effective, the Company shall give to all Holders affected thereby and to the Trustee a notice briefly describing the amendment or waiver. Any failure by the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

SECTION 8.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

     Until an amendment or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

     Upon the Company's request, the Trustee shall place an appropriate notation (to be provided by the Company) about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may execute and issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 8.06.  TRUSTEE PROTECTED.

     The Trustee shall sign all amendments, supplemental indentures and waivers, except that the Trustee need not sign any supplemental indenture that adversely affects its individual rights. In signing or refusing to sign such amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive and, subject to Section 6.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture that all conditions precedent to the execution thereof have been met.

SECTION 8.07.  RECORD DATE.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver or any other action by vote or consent authorized or permitted under this Indenture, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to vote or consent to such supplemental indenture, agreement or instrument or waiver or such other action or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

                                ARTICLE 9

                               REDEMPTIONS

SECTION 9.01.  OPTIONAL REDEMPTION; NOTICE TO TRUSTEE.

     The Company may redeem all or any portion of the Securities at any time at a Redemption Price equal to the Principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

     If the Company elects to redeem Securities pursuant to this Section 9.01 and paragraph 6 of the Securities, it shall give the Trustee written notice, as set forth below, of the Redemption Date and the principal amount of Securities to be redeemed.

     The Company shall give notice to the Trustee by an Officers' Certificate certifying resolutions of its Board of Directors authorizing the redemption and that such redemption is being made in accordance with this Indenture and the Securities. The Company shall give such notice at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 9.02.  SELECTION OF THE SECURITIES TO BE REDEEMED.

     If less than all the Securities are to be redeemed, the Trustee shall allocate the total Principal amount of Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate to the Holders.

     The Trustee shall make the selection not more than 60 days but not less than 30 days before each Redemption Date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the Principal of the outstanding Securities; provided that redemption is not required to be in $1,000 integral amounts if the redemption is for all issued and outstanding Securities. Provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

SECTION 9.03.  NOTICE OF REDEMPTION.

     At least 30 but not more than 60 days before a Redemption Date, the Company shall give a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3)   the name and address of the Paying Agent;

            (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on the Securities called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Trustee or the Paying Agent of the Securities;

            (6) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

            (7)   the CUSIP number of the Securities, if any, pursuant to
     Section 2.13.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by clauses
(1), (2), (3) and (7) above.

SECTION 9.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed (after the Trustee has received the notice provided for in the last paragraph of Section 9.01), the Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price and shall cease to bear interest from and after the Redemption Date (unless the Company shall fail to make payment of the Redemption Price or accrued interest on the Redemption Date). Upon surrender to the Paying Agent such Securities shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date but interest installments whose maturity is on or prior to the Redemption Date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 9.05.  DEPOSIT OF REDEMPTION PRICE.

     On or prior to 10:00 a.m. New York City time, on each Redemption Date, the Company shall deposit with the Trustee or Paying Agent (or if the Company, or a Subsidiary or an Affiliate of the Company, acts as Paying Agent, such Paying Agent shall segregate and hold in a separate trust fund for the sole benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. Any funds deposited with the Trustee or the Paying Agent prior to the Redemption Date shall be held by the Trustee or the Paying Agent in an interest bearing account.

     So long as the Company complies with the preceding paragraph, interest on the Securities to be redeemed on the applicable Redemption Date shall cease to accrue and such Securities or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price together with interest accrued thereon to the Redemption Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of failure of the Company to comply with the preceding paragraph, interest will be paid from the Redemption Date until such Principal is paid on the unpaid Principal and, to the extent permitted by law, on any interest not paid on such unpaid Principal, in each case at the rate provided by the Securities. The Paying Agent shall return to the Company any money not required for that purpose and pay to the Company any interest earned from the deposit of funds in an interest bearing account pursuant to the foregoing paragraph.

SECTION 9.06.  SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and issue and the Trustee shall authenticate a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE 10

                               SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Security agrees, that indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt, and that the subordination is for the benefit of and enforceable by the holders of Senior Debt.

SECTION 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Debt shall be first entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of, and included in, such Senior Debt (including interest after, or which would have accrued but for, the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) before Holders of the Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any discharge of this Indenture pursuant to Article 7 hereof prior to delivery of a default notice); and

                  (ii) until all Obligations with respect to, and included in, Senior Debt (as provided in clause (i) above) are so paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Securities may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any discharge of this Indenture pursuant to Article 7 hereof prior to delivery of a default notice), as their interests may appear.

SECTION 10.03.  DEFAULT ON SENIOR DEBT.

     (a) The Company may not directly or indirectly make any payment or distribution to the Trustee or any Holder in respect of any Obligations with respect to the Securities and may not directly or indirectly acquire from the Trustee or any Holder any Securities for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any discharge of this Indenture pursuant to Article 7 hereof) until all Principal and other Obligations with respect to, and included in, the Senior Debt have been paid in full in cash or cash equivalents if:

            (i) a default in the payment of any principal or other Obligations with respect to, and included in, Senior Debt occurs and is continuing; or

            (ii) a default, other than a payment default, on Senior Debt occurs and is continuing that then permits holders of the Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to
     Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     (b) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

            (i) the date upon which the default is cured or waived by written notice to the Trustee and the Company from the Person or Persons who gave such Payment Blockage Notice and, in the case of Senior Debt that has been accelerated, such acceleration has been rescinded, or

            (ii)    in the case of a default referred to in clause (ii) of
     Section 10.03(a) hereof, 179 days pass after notice is received if the maturity of such Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.  ACCELERATION OF SECURITIES.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. If any Senior Debt is outstanding, the Company may not pay the Securities until five Business Days after the Representative of the Senior Debt receives notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits the payment at that time.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual notice that such payment is prohibited this
Article 10, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of, Senior Debt as their interests may appear or to their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to, and included in, Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee at the Corporate Trust Office and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this
Article 10.

SECTION 10.07.  SUBROGATION.

     After all Senior Debt is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 10.08.  RELATIVE RIGHTS.

     This Article 10 defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:

            (i) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay Principal of and interest on the Securities in accordance with their terms;

            (ii) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

            (iii) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

     If the Company fails because of this Article 10 to pay Principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED.

     No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company, any holder of Senior Debt or any Holder or by the failure of the Company or any Holder to comply with this Indenture or by modification of the terms of the Senior Debt.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 10. Only the Company, a holder of Senior Debt or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Securities, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 10.13.  AMENDMENTS.

     The provisions of this Article 10 shall not be amended or modified as against any Senior Debt incurred after the date of this Indenture without the written consent of the holders of such Senior Debt.

                                 ARTICLE 11

                           COLLATERAL AND SECURITY

SECTION 11.01.  SECURITY AGREEMENT.

     The due and punctual payment of the Principal of and interest on the Securities when and as the same shall be due and payable, and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreement which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Securities, superior and prior to the rights of all third Persons and subject to no other Liens (other than "Permitted Liens" as defined in the Security Agreement).

SECTION 11.02.  RECORDING AND OPINIONS.

     The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Agreements or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     The Company shall furnish to the Trustee on ---------- in each year beginning with -----------, 2003, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreements, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under the Security Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     The Company shall otherwise comply with the provisions of TIA Section
314(b).

SECTION 11.03.  RELEASE OF COLLATERAL.

     (a) Except as provided herein or in the Security Agreement, the Company shall be permitted to possess, use, transfer free from the Lien of the Security Agreement, abandon or modify the Collateral without any release from or consent by the Trustee.

     (b) The Company shall not make any Asset Sale of Collateral in one or more transactions unless all Net Available Proceeds from one or more of such Asset Sales, less any amounts invested within one year of such disposition in assets related to the business of the Company or committed to be so invested by the Company pursuant to written agreements within one year following such disposition, or applied or committed to be applied within such period to prepayment of Senior Debt or Securities (provided that any commitment to lend Senior Debt is correspondingly permanently reduced) are applied by the Company to the extent remaining Net Available Proceeds ("Excess Proceeds") received from and after the date of this Indenture exceed $20.0 million, to make an Offer to Purchase outstanding Securities at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase Date. Upon completion of the purchase of Securities in accordance with the Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 11.03(b) not more than one year after consummation of the disposition referred to in Section 11.03(b). The aggregate principal amount of plus accrued interest on the Securities to be offered to be purchased pursuant to the Offer to Purchase (the "Purchase Amount") shall equal the Excess Proceeds available therefor pursuant to Section 11.03(b). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase.

     (d) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 11.03, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Sale pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business, the actual assets acquired and (iii) the compliance of such allocation with the provisions of Section 11.03(b).

     The Company shall perform its obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary, as provided in the definition of "Offer to Purchase") Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee all securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in Principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

     (e) Notwithstanding the foregoing, this Section 11.03 shall not apply to any Asset Sale which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's Property within the meaning of Section 4.01.

     (f) Any release of Collateral made in compliance with the provisions of this Section 11.03 shall be deemed for all purposes: (x) not to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or of the Security Agreement and (y) not to constitute in any respect or for any purpose a breach, default or violation of any term or provision of this Indenture, or the Security Agreement or such other documents and to the extent that any such breach, default or violation would otherwise result the same are hereby waived in all respects. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company xcept in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

     (g) (i)   Upon the request of the Company (by resolution of its Board of
Directors authorizing the execution thereof) for the release of (x) all or substantially all of the Collateral or (y) any item or items of Collateral in a single transaction or series of related transactions having a fair market value in excess of $5 million from the Liens of the Security Agreement or any other Liens created under the Indenture or any related documents, together with the consent to such release from the Holders of 66 2/3% of the aggregate Principal amount of the Securities then outstanding, presented to the Trustee, the same shall be deemed to be released from such Liens and the Trustee, at the expense of the Company, will execute and deliver, within seven Business Days from the receipt of such request, any instruments, documents and agreements specified by the Company or any of its subsidiaries to further evidence, effect and implement the release of all or substantially all of the Collateral from the Lien of the Security Agreement or any other Lien created under the Indenture or related documents.

         (ii) Upon the request of the Company (by resolution of its Board of Directors authorizing the execution thereof) for the release of any item or items of Collateral in a single transaction or a series of related transactions having a fair market value of $5 million or less, from the Liens of the Security Agreement or any other Liens created under the Indenture or any related documents, together with the consent to such release from the Holders of a majority of the aggregate Principal amount of the Securities then outstanding, presented to the Trustee, the same shall be deemed released from such Liens and the Trustee, at the expense of the Company, will execute and deliver, within seven Business Days from the receipt of such request, any instruments, documents and agreements specified by the Company or any of its subsidiaries to further evidence, effect and implement the release of any such Collateral from the Lien of the Security Agreement or any other Liens created under the Indenture or the related documents.

         (iii) Nothing in this paragraph shall be deemed to require a release of Collateral that is not otherwise required under this Indenture, or to require a consent not otherwise required under this Indenture (in particular and without limitation in connection with the sales of Collateral the proceeds of which are not required to be applied under paragraph (b) of this
Section 11.03).

SECTION 11.04.  CERTIFICATES OF THE COMPANY.

     The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Agreement, (i) all documents required by the TIA, including Section 314(d) thereof and (ii) an officer's certificate and an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by the TIA, including Section 314(d) thereof. The Trustee may, to the extent permitted by Sections 6.01 and 6.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 11.05.  [intentionally omitted.]

SECTION 11.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

     Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 11.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Security Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION 11.08.  TERMINATION OF SECURITY INTEREST.

     Upon the earlier of (i) the payment in full of all Obligations of the Company under this Indenture and the Securities, and (ii) Discharge of this Indenture or cessation of obligation to comply with certain terms of this Indenture pursuant to Article 7 hereof, the Trustee shall, at the request of the Company, as soon as reasonably practicable following receipt of a certificate prepared by the Company, release the Liens securing the Obligations under the Securities and this Indenture.

SECTION 11.09.  SUBORDINATION AGREEMENT.

     The Trustee is authorized and directed to enter into the Subordination Agreement.

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.  NOTICES.

     All notices and communications to the Company or the Trustee shall be in writing and shall be duly given if delivered in Person or mailed by first class mail, postage prepaid, to the following addresses or transmitted by the telecopier and confirmed by overnight courier guaranteeing next day delivery:

     The Company's address is:

          Viskase Companies, Inc.
          625 Willowbrook Centre Parkway
          Willowbrook, Illinois  60527
          Telecopier:  (630) 455-2152
          Attention:   President

     The Trustee's address is:

          Wells Fargo Bank Minnesota, National Association
          Corporate Trust Services
          Sixth Street and Marquette Avenue
          MAC N9303-120
          Minneapolis, MN 55479
          Telecopier:  (612) 667-9825
          Attention:   Jane Y. Schweiger

     The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications to a Holder shall be in writing and shall be mailed by first class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar; provided that items required under the TIA to be sent to Holders in compliance with TIA Section 313(c) shall be mailed to Holders in compliance with such section. Failure to mail a notice or a communication to a Holder or any defect in any notice given to a Holder shall not affect the sufficiency of such notice with respect to other Holders.

     If a notice or communication is delivered or mailed to a Holder in the manner provided above within the time prescribed, it is duly given, whether or not the Holder receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the provisions of TIA Section 312(b). The Company, any other obligor on the Securities, the Trustee, the Registrar and any agent of any of them shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or other obligor on the Securities to the Trustee to take any action under this Indenture, the Company or such other obligor shall furnish to the Trustee:

     (a) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and that such action or inaction is in compliance with applicable law.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on Officers' Certificates or certificates of public officials unless such counsel knows, or in the exercise of reasonable care should know, that the Officers' Certificate or certificate of public official with respect to such matters is erroneous.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, a Sunday or any day on which banking institutions in the Borough of Manhattan, City of New York, are not required to be open. If a payment date is a Legal Holiday at the place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

     The Securities and the obligations of the Company under this Indenture and the Security Agreement are solely obligations of the Company and no past, present or future officer, director, employee or stockholder, as such, of the Company or any successor of the Company shall be liable for any failure by the Company to perform any of its obligations hereunder or pursuant to the Securities or the Security Agreement.

SECTION 12.09.  BENEFITS OF INDENTURE.

     Except for the rights of the lenders and/or holders of the Senior Debt under Article 10, nothing in this Indenture, the Security Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.10.  DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture.

SECTION 12.11.  GOVERNING LAW.

     The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.12.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13.  SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14.  SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                       SIGNATURES

                                       VISKASE COMPANIES, INC.

Dated:               , 2002
        --------------
                                       By
                                              -------------------------------

                                       Title
                                              -------------------------------

Attest:

                                                            (SEAL)
-----------------------------

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       as Trustee

Dated:               , 2002
        --------------
                                       By
                                              -------------------------------

                                       Title
                                              -------------------------------

Attest:

                                                            (SEAL)
-----------------------------

                                                                    Exhibit A

No.                                                           $
     ---------------------------------                          -------------

                                 (Face of Security)

                               VISKASE COMPANIES, INC.

                        Incorporated under the laws of the State
                                      of Delaware

                       8% Senior Subordinated Secured Note Due 2008

     VISKASE COMPANIES, INC. promises to pay to -------------- or registered assigns the principal sum of ------------ Dollars on December 1, 2008 and to pay interest thereon at the rate of 8% per annum, in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, VISKASE COMPANIES, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

                                       VISKASE COMPANIES, INC.

                                       By
                                           ----------------------------------

Attest:                                                  (SEAL)
        -----------------------------

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 8% Senior Subordinated Secured Notes Due 2008 issued under the Indenture mentioned in this Note.

Dated:
        ---------------------------

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Trustee

                                       By
                                            ---------------------------------
                                                 Authorized Signatory

                                 (Back of Security)
                                VISKASE COMPANIES, INC.

                      8% Senior Subordinated Secured Note Due 2008

     1. Interest and Principal Payments. VISKASE COMPANIES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest on the dates (each, an "Interest Payment Date") and in the manner described in the second paragraph of this Section 1 of this Note. Interest on the Securities shall accrue from the most recent date as of which interest has been paid or, if no interest has been paid, from December 1, 2001. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Interest will begin to accrue on the Notes and be payable on the dates and in the manner as follows:

         (i) there shall be an Interest Payment Date as of June 30 in each of years 2003 and 2004 and December 31 in each of years 2002, 2003 and 2004 payable on such Interest Payment Date; provided that the Company may pay interest on the Notes through the issuance of additional Notes (in the form of Exhibit A attached to the Indenture) in a principal amount equal to the interest otherwise payable in cash ("PIK Notes");

         (ii) there shall be an Interest Payment Date on March 31, 2006 with respect to interest accrued through December 31, 2005. If the Company has positive Consolidated Cash Flow (as defined in the Indenture) for the twelve months ending December 31, 2005, the Company shall pay interest on the Notes in cash; provided, however, that, if the Consolidated Cash Flow for such Interest Payment Date is less than the aggregate interest payments to be paid on all Notes (including PIK Notes) on such Interest Payment Date, the Company shall pay an aggregate amount in cash equal to the Consolidated Cash Flow to the Holders of Notes (including PIK Notes) with each Holder of a Note or Notes receiving a cash interest payment equal to the Consolidated Cash Flow multiplied by a fraction the numerator of which is the Principal amount of the Note or Notes (less any Principal payment previously made with respect to such Note or Notes) held by such Holder and the denominator of which is the Principal amount of all Notes outstanding (less any Principal payment previously made with respect to such Notes); provided further that interest not paid in cash shall be paid through the issuance of PIK Notes in a Principal amount equal to the interest not otherwise paid in cash;

         (iii) there shall be Interest Payment Dates on June 15, 2006, September 15, 2006, December 15, 2006 and March 31, 2007 with respect to interest accrued through March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, respectively. If the Company has positive Consolidated Cash Flow for the twelve consecutive months ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Interest Payment Date occurs, the Company shall pay interest accrued in respect of such fiscal quarter on the Notes in cash; provided, however, that, if the relevant 12-month Consolidated Cash Flow for such Interest Payment Date is less than the aggregate interest payments to be paid on all Notes (including PIK Notes) on such Interest Payment Date, the Company shall pay an aggregate amount in cash equal to the Consolidated Cash Flow to the Holders of Notes (including PIK Notes) with each Holder of a Note or Notes receiving a cash interest payment equal to the Consolidated Cash Flow multiplied by a fraction the numerator of which is the Principal amount of the Note or Notes (less any Principal payment previously made with respect to such Note or Notes) held by such Holder and the denominator of which is the Principal amount of all Notes outstanding (less any Principal payment previously made with respect to such Notes); provided further that, any interest is not paid in cash, such unpaid interest shall be paid through the issuance of PIK Notes in a principal amount equal to the interest not otherwise paid in cash;

         (iv) there shall be an Interest Payment Date as of June 30 and December 31, 2007, and June 30 and December 1, 2008 payable on such Interest Payment Date, and the Company shall pay interest on the Notes in cash.

         (c) The Company shall pay the Principal amount of this Security on December 1, 2008. The Company shall pay interest on overdue Principal at the rate of 8% per annum and interest on overdue installments of interest, to the extent lawful, at the same rate.

     2. Method of Payment. The Company shall pay interest on the Securities (except default interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the 15th day immediately preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such overdue interest (to the extent lawful), shall forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such interest on overdue interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Except for interest paid in the form of PIK Notes, the Company shall pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and cash interest by check payable in such money. Payment of Principal and interest shall be made at the office of the Paying Agent. Holders must surrender Securities to a Paying Agent to collect Principal payments. However, the Company may mail an interest check to a Holder's address then appearing in the register of Securities maintained by the Registrar pursuant to the Indenture.

     3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or a Subsidiary of the Company or any Affiliate of any of them may act in any such capacity.

     4. Indenture, Subordination and Security Agreement. The Company has issued the Securities under an Indenture dated as of -----, ----, 2002 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are obligations of the Company limited to $60,000,000 in aggregate principal amount (as such number may be increased by the aggregate principal amount of any PIK Notes). The Notes are subordinated to the Senior Debt (as provided in the Indenture). The Notes are secured by the Security Agreement referred to in the Indenture. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

     5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof, except for the PIK Notes and Fractional Principal Amount of Exchange Securities which shall be issued in any whole dollar amount, rounded to the nearest dollar. A Holder may register, transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

     6. Optional Redemption. The Company may optionally redeem the Securities as a whole or in part from time to time at their principal amount, in each case together with accrued and unpaid interest thereon, if any, to the Redemption Date.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address as it shall appear upon the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

     If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed on a pro rata basis or by lot, or by such other method as the Trustee deems fair and appropriate to the Holders at the discretion of the Trustee.

     7. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as its owner for all purposes.

     8. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal amount of the then outstanding Securities and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, provide for assumption of Company obligations to Holders, provide for uncertificated Securities, maintain qualification of the Indenture under the TIA or make any change that does not materially adversely affect the rights of any Holder.

     9. Defaults and Remedies. The Securities have the Events of Default set forth in Section 5.01 of the Indenture, which include, among others, default for 30 days or more in payment of interest on the Securities and default in payment of Principal when due on the Securities. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders of a majority in aggregate Principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences provided that all existing Events of Default have been cured or waived to the extent required in the Indenture and certain other conditions specified in the Indenture are satisfied. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of Principal or interest) if it determines that withholding notice is in their interest.

     10. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Subsidiaries or their Affiliates, and may otherwise deal with the Company, its Subsidiaries or their Affiliates, as if it were not Trustee.

     11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities, the Indenture or the Security Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     12. Unclaimed Money. If money for the payment of Principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

     13. Discharge. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Securities. In addition, at the option of the Company and upon satisfaction of certain conditions specified in the Indenture, either (a) the Company shall be deemed to have paid and discharged its obligations with respect to the Securities or
(b) the Company shall not be required to comply with certain covenants contained in the Indenture or otherwise applicable to the Securities, in each case upon the deposit by the Company with the Trustee in trust for the Holders of the Securities of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire indebtedness evidenced by the Securities, all as provided in the Indenture.

     14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to Viskase Companies, Inc., 625 Willowbrook Centre Parkway, Willowbrook, Illinois 60527 Attention: Corporate Secretary.

                                  ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to


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               (Insert assignee's soc. Sec. or tax I.D. no.)

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
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           (Print or type assignee's name, address and zip code)

and irrevocably appoint ------------------------ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                               Your signature
      ------------------------                      -------------------------

                                    (Sign exactly as your name appears on the other side of this Security)



                                    Signature Guaranteed



                                    By
                                         ------------------------------------

                                                                    EXHIBIT B

                    [Insert Security Agreement]